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                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Equity Portfolios, Inc. dated March 15, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 32 and Amendment No. 34 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.


                                     /s/Arthur Andersen LLP
                                     ----------------------
                                      ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 17, 1997